                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8_K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

                         GOLD ENTERTAINMENT GROUP, INC.
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               (Exact name of Registrant as specified in charter)

        Nevada                         0-29581                   98-0206212

(State or other jurisdiction      (Commission File             (IRS Employer
    of incorporation)                  Number)              Identification Number)

    2805 East Oakland Park Boulevard, PMB 363, Ft. Lauderdale, Florida 33306
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                     (Address of Principal Executive Office)

                                 (954) 782-5802
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               (Registrant's telephone number including area code)

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                     (Former name and address of Registrant)

Item 5.   Other Events and Regulation FD Disclosure

          Pursuant to a corporate resolution, the Company's Board of Directors authorized a forward split of the Company's shares of common stock on the basis of two and one-half to one (2.5:1). Each shareholder is entitled to receive an additional one and one-half (1.5) shares for each one (1) share held. Fractional shares shall be rounded up to the next whole share.

          The Company's President and CEO, Hamon Francis Fytton, opted to return to treasury six million (6,000,000) of his personally owned shares in the Company prior to the split. Mr. Fytton believes his return of shares will benefit the shareholders of the Company by decreasing dilution thus enhancing shareholders value.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8_K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GOLD ENTERTAINMENT GROUP, INC.

Date: September 30,2002                  By:   /s/ Hamon Francis Fytton
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                                                   Hamon Francis Fytton, President and Director